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                                                                     EXHIBIT 3.5

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                             PLAINS MARKETING, L.P.

     The undersigned represents that it has formed a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Act") and that the undersigned has executed this Certificate in compliance with the requirements of the Act. The undersigned further states:

     1. The name of the limited partnership is PLAINS MARKETING, L.P. (the "Partnership").

     2. The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent of the Partnership required to be maintained by Section 17-104 of the Act at such address are as follows:

             Name and Address
            of Registered Agent         Address of Registered Office
      -------------------------------   ----------------------------
        Corporation Service Company           1013 Centre Road
             1013 Centre Road            Wilmington, DE 19805-1297
      Wilmington, Delaware 19805-1297

     3. The name and business address of the General Partner is as follows:

          General Partner               Address
      ------------------------   ---------------------
      Plains All American Inc.   500 Dallas, Suite 700
                                 Houston, Texas 77002


WHEREFORE, the undersigned has executed this Certificate as of the   th day of
October, 1998.

                                       PLAINS ALL AMERICAN INC.
                                          as General Partner


                                      By: ______________________
                                      Name: Michael R. Patterson
                                      Title:   Vice President